Grant Park FUTURES FUND

Continuous operation since 1989

Multi-advisor commodity pool sponsored by Dearborn Capital Management, LLC

Monthly Flash Report
June 30, 2008

Dearborn Capital Management, LLC

MONTHLY COMMENTARY

Grant Park's long positions in the energy sector performed well as they rode a sector wide surge in prices this past month. A combination of a weakening greenback and production concerns were the biggest contributors to the heightened prices in the sector. The rebel group, MEND (The Movement for the Emancipation of the Niger Delta), continued their attacks on major oil producers in Africa, putting a clamp on the region's ability to produce the highly sought after light sweet crude oil. The comments made by two separate figureheads in the Middle East that oil prices could reach as high as $170 by summer's end and that oil producer Libya may reduce oil production caused a big question mark to appear over the supply-side of the crude oil markets in the region, which drove prices upwards. Another profitable sector for Grant Park this past month was the softs/agriculturals sector. Leading the way was the portfolio's long corn positions. Massive rains sweeping across the Midwest, especially in Illinois, Iowa, and Missouri, kept many farmers out of their fields, as their corn crop spent a good portion of June under as much as six inches of water in certain areas. In the face of weakening ethanol demand, Mother Nature drove corn prices up 20.45% before month's end. Short positions in the domestic and foreign equity indices markets fared well in June as well, due to the lingering effects of last year's credit crisis on global stocks. At home in the U.S., equity markets waned throughout the month on the heels of poor earning reports from some of the nation's biggest financial firms. Sky-rocketing oil prices and fleeting consumer confidence, both domestically and abroad, surely had an effect on the equity markets as well. Grant Park performed well in the base metals sector in the month of June. Fueled by supply constraints, price increases in the aluminum and copper markets were the main causes for profits in the sector. A labor strike in Peru, a major producer of copper, and a temporary shutdown of a crucial aluminum producing plant here in the U.S. caused a shock in the market pushing the price of both metals up more than 7% for the month. Also having a positive impact on the metals markets (as with most other commodities) was a decline in the value of the U.S. dollar. Investments into the European fixed income markets experienced gains this past month. Price movements were primarily driven by the announcement from the European Central Bank, stating they would be adopting a firmer monetary policy in the coming months to combat inflation. The statement, which came as a surprise to many speculators given the poor economic outlook in Europe, pushed interest rate yields to near all-time highs, diving financial futures downwards in line with Grant Park's short positions. Despite losses in the domestic fixed income, short positions in the European markets, mainly the Euribor and German bund markets, overcame the setbacks and made the sector profitable for June. The bulk of the setbacks this month came from the currency markets. Contributing to losses were long positions in the New Zealand dollar. Despite a slight retracement mid-month, the kiwi declined against the greenback on poor consumer confidence and unemployment figures in the region. Dips in the kiwi can also be attributed to the announcement made by the Reserve Bank of New Zealand's Governor saying that although rates remained steady in June, they would most likely be cut in the months to come. Further adding to setbacks for the sector were losses in various minor currency positions, including the Colombian peso, Czech koruna, and Icelandic krona.

June 30, 2008 Statistics*

	Class A Units	Class B Units
Monthly Rate of Return	3.06%	2.99%
Year-to-Date Return	17.38%	16.88%
Net Asset Value	$1,537.115	$1,335.565

Statistics since inception – Class A Units **
January 1, 1989 through June 30, 2008

Total Fund Assets (A and B):	$566M
12 Month Return:	24.53%
36 Month Cumulative Return:	43.10%
60 Month Cumulative Return:	38.38%
Compounded Annual ROR:	16.56%
3 Yr. Comp. Ann. ROR:	12.69%
5 Yr. Comp. Ann. ROR:	6.71%
10 Yr. Comp. Ann. ROR:	9.21%
Average 12-Month Return:	20.95%
Worst Drawdown (5/89-10/89):	(38.87%)
Worst Drawdown Last 5 Years (2/04-8/04):	(23.65%)
Average 1-Month Gain:	7.07%
Average 1-Month Loss:	(4.72%)
# of Winning Months	126
# of Losing Months:	108

See the glossary at the end of this presentation for definitions relevant to this table.

**The portion of Grant Park's net assets allocated to Winton Capital Management was reallocated to the Dearborn Select Master Fund, SPC - Winton Segregated Portfolio - Class GP.*

***Most new investors are expected to invest in Class B Units, which carry an additional 0.96% in fees and expenses.*

Grant Park Sector Exposure as of June 30, 2008


AGS/SOFTS
15%
INTEREST RATES
26%
ENERGY
11%
METALS
8%
STOCK INDICES
16%
CURRENCIES
24%

For a list of markets traded in each market sector, please refer to the end of this presentation.

This pie chart illustrates the estimated average relative weighting assigned to each market sector amongst each of Grant Park's trading advisors and through its investment in the Dearborn Select Master Fund, SPC - Winton Segregated Portfolio - Class GP assuming current allocations to the trading advisors. This chart does not reflect actual positions held at any time or over any period. The trading advisors do not maintain positions in all markets at all times. On any given day, the actual markets traded as well as the absolute and relative commitment in such markets, will vary greatly. Additionally, allocations amongst the trading advisors may vary over time.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS.

HISTORICAL PERFORMANCE

Class A Unit Performance

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	A Unit YTD
1989	0.97%	(3.29%)	17.34%	(9.51%)	26.07%	(3.31%)	0.70%	(21.72%)	(1.68%)	(18.43%)	5.37%	29.00%	8.61%
1990	5.20%	6.32%	22.20%	31.10%	(15.80%)	14.00%	16.03%	22.83%	14.76%	5.49%	2.83%	(2.65%)	197.04%
1991	(12.36%)	(13.31%)	1.75%	(6.52%)	(1.90%)	3.93%	(10.99%)	(1.85%)	6.76%	0.12%	(0.21%)	35.80%	(6.77%)
1992	(15.23%)	(5.32%)	(2.32%)	(4.13%)	(2.34%)	8.33%	16.34%	7.34%	(11.40%)	(0.72%)	2.41%	(5.55%)	(15.50%)
1993	2.38%	18.13%	1.57%	15.69%	2.30%	(2.34%)	20.56%	0.16%	(3.99%)	(5.39%)	4.57%	13.15%	84.25%
1994	(13.74%)	(9.39%)	23.25%	2.31%	14.29%	14.25%	(5.96%)	(6.26%)	2.76%	(7.54%)	15.50%	(0.17%)	24.30%
1995	(10.69%)	16.37%	20.67%	10.88%	14.93%	(1.82%)	(14.36%)	(11.29%)	(10.54%)	(5.40%)	2.77%	18.69%	23.04%
1996	(1.09%)	(13.59%)	(1.34%)	4.97%	(4.35%)	2.32%	(1.48%)	(2.53%)	3.81%	14.82%	7.80%	(6.99%)	(0.59%)
1997	6.82%	7.61%	1.06%	(8.45%)	(0.91%)	0.34%	15.73%	(8.17%)	2.92%	(5.18%)	0.81%	6.10%	17.31%
1998	1.96%	2.62%	(1.08%)	(7.46%)	3.13%	(0.37%)	(0.30%)	24.62%	6.23%	(4.64%)	(3.21%)	2.09%	22.40%
1999	(2.02%)	7.95%	(5.18%)	2.92%	(5.51%)	0.22%	(2.68%)	(1.16%)	1.54%	(8.65%)	2.10%	3.05%	(8.24%)
2000	(1.12%)	0.69%	(1.70%)	(3.84%)	1.80%	(3.51%)	(1.60%)	4.36%	(2.30%)	0.80%	8.91%	9.00%	10.97%
2001	1.86%	0.53%	6.63%	(4.51%)	(0.47%)	(2.66%)	0.12%	2.88%	3.69%	5.30%	(7.80%)	2.14%	7.00%
2002	(0.87%)	(5.95%)	2.26%	(3.07%)	5.17%	10.07%	6.63%	1.57%	2.87%	(6.04%)	(2.53%)	5.58%	15.25%
2003	2.72%	5.77%	(7.47%)	2.57%	9.68%	(1.26%)	(0.49%)	0.19%	0.13%	2.52%	(0.91%)	6.00%	20.03%
2004	0.38%	7.33%	(1.40%)	(11.66%)	(4.75%)	(4.47%)	(3.36%)	(0.32%)	1.07%	3.43%	8.45%	(0.89%)	(7.58%)
2005	(5.96%)	3.42%	(0.51%)	(5.05%)	3.98%	1.89%	(1.96%)	1.97%	(0.04%)	(3.38%)	4.16%	(1.36%)	(3.44%)
2006	3.49%	(3.28%)	4.06%	9.46%	(0.81%)	(2.85%)	(3.66%)	2.20%	(1.10%)	(0.64%)	3.59%	(0.92%)	9.11%
2007	1.25%	(4.18%)	(4.55%)	5.23%	4.60%	4.16%	(3.72)	(3.71%)	8.78%	5.23%	(0.66%)	0.63%	12.63%
2008	2.49%	9.66%	(0.63%)	(0.13%)	2.11%	3.06%							17.38%

Class B Unit Performance

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	B Unit YTD
2003								0.12%	0.06%	2.45%	(0.98%)	5.93%	7.66%
2004	0.31%	7.25%	(1.47%)	(11.72%)	(4.82%)	(4.55%)	(3.44%)	(0.40%)	0.99%	3.35%	8.37%	(0.96%)	(8.40%)
2005	(6.04%)	3.34%	(0.59%)	(5.12%)	3.90%	1.81%	(2.03%)	1.89%	(0.11%)	(3.45%)	4.08%	(1.35%)	(4.25%)
2006	3.41%	(3.35%)	3.98%	9.33%	(0.88%)	(2.92%)	(3.73%)	2.12%	(1.17%)	(0.71%)	3.51%	(0.90%)	8.28%
2007	1.18%	(4.25%)	(4.62%)	5.15%	4.52%	4.09%	(3.79%)	(3.78%)	8.70%	5.16%	(0.73%)	0.64%	11.76%
2008	2.42%	9.58%	(0.70%)	(0.20%)	2.03%	2.99%							16.88%

Class B Units carry an additional 0.96% in fees and expenses per year over Class A Units.

THE RISKS

- Performance can be volatile and you could lose all or substantially all of your investment in Grant Park Futures Fund.
- No secondary market exists for Grant Park. Additionally, redemptions are limited and may result in early redemption fees.
- Trading in commodity interests is a zero-sum economic activity in which, for every gain, there is an offsetting loss. Grant Park therefore bears the risk that, on every trade, it will incur the loss.
- Commodity futures trading may be illiquid.
- An investment in Grant Park is speculative and leveraged; as a result of this leverage, the velocity of potential losses may accelerate and cause you to incur significant losses.
- Grant Park pays substantial fees and expenses, including fees to its trading advisors, which must be offset by trading profits and interest income.
- Grant Park invests in foreign securities, which are subject to special risks such as currency fluctuations, different financial and regulatory standards, and political instability.
- Grant Park's use of multiple trading advisors may result in Grant Park taking offsetting trading positions, thereby incurring additional expenses with no net change in holdings.
- You will have no right to participate in the management of Grant Park.
- The structure and operation of Grant Park involve several conflicts of interest.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS.

GLOSSARY

The following glossary may assist prospective investors in understanding certain terms used in this presentation; please refer to Appendix E in the prospectus for a more complete glossary of additional terms relevant to this offering:

Average 12-Month Return: The average (arithmetic mean) return of all rolling 12-month periods over the investment track record. This is calculated by summing all 12-month period returns and then dividing by the number of 12-month periods. This simple average does not take into account the compounding effect of investment returns.

Compounded Annual Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Drawdown: A drawdown is any losing period during an investment's performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park's drawdowns are computed based on month-end equity values.

Net Asset Value per Unit: This is the total net asset value of a class of units divided by the aggregate number of units of such class outstanding as of the date noted.

Dearborn Capital Management, LLC

555 West Jackson, Suite 600
Chicago, IL 60661
312.756.4450 Phone
312.756.4452 Fax
800.217.7955 Toll-Free
funds@dearborncapital.com
www.dearborncapital.com

NOTES

Market Sectors: Market Sectors represented in the pie chart on page 2 of this brochure include over 80 individual markets traded in over 13 countries. Some of these markets are noted below:

Interest Rates
US Bonds & Notes
European Bonds
Pacific Rim Bonds

Energy
Crude Oil
Heating Oil
Natural Gas
Unleaded Gas

Metals
Gold
Silver
Nickel
Copper
Aluminum

Currencies
US Dollar
Euro
British Pound
Yen
Australian Dollar
Mexican Peso

Stock Indices
US
European
Pacific Rim

Agriculturals/Softs
Grains
Meats
Cotton
Coffee
Sugar
Orange Juice
Cocoa

INVESTMENT HIGHLIGHTS

Minimum Investment:
Class B Units: New Accounts - $5,000 Individual/$1,000 ERISA or qualified plans. Additional minimum investments $1,000. Class A Units: New Accounts - $200,000. Additional minimum investments $15,000 Individual/$4,000 ERISA or qualified plans.

General Partner:
Dearborn Capital Management, LLC

Portfolio Managers:
Rabar Market Research, EMC Capital Management, Eckhardt Trading Company, Graham Capital Management, Welton Investment Corporation and Winton Capital Management through the Dearborn Select Master Fund, SPC - Winton Segregated Portfolio Class - GP.

Redemptions:
Units are redeemable monthly with a redemption fee applicable for the first 12 months of investment for Class B Units only. No redemption fee for Class A Units. Please refer to prospectus for Class B redemption fee schedule.

Suitability:
Varies from state to state but at least a minimum of $70,000 annual income and a net worth of $70,000 exclusive of home, auto and furnishings, or $250,000 net worth. Check prospectus for individual state suitability. No investor should invest more than 10% of his or her net worth. Please check with your Financial Advisor as firm requirements may also vary.